Exhibit 99.4

CONFIDENTIAL

Frequently Asked Questions

1.       Who is Objet and where are they located?

Objet is a global manufacturer of 3D printers for rapid prototyping. Founded in 1998, the company developed its proprietary inkjet-based 3D printing technology, and today has more than 2,800 customers worldwide, including several of the Fortune 100 and Fortune 500 companies. The company is headquartered in Rehovot, Israel and has more than 430 employees.

2.       Why are Stratasys and Objet combining?

The merger of Stratasys and Objet is expected to create a world class company offering an impressive portfolio of 3D printing and direct digital manufacturing solutions. The combined company should be well positioned to provide customers with the right solution by offering systems that produce parts with a wide range of capabilities and materials. The combined marketing and sales capabilities will provide extensive geographic reach, which will help grow market awareness and expand the combined company’s access to new customers across multiple industries.

3.       Will this announcement have any impact on my job?

This transaction is not based on cutting costs.  In fact, since this will be a complementary transaction, we expect that employees will have more opportunities for growth and development by being part of a larger, better positioned company. We will be working on what the new organization will look like during the integration process. We expect that most of the population will not be affected by the merging of both organizations.

4.       Will there be any changes to employee compensation, benefits and plans (401(k)) as a result of this transaction?

There are no current planned changes to any of our compensation plans or other benefits. Again, we will be discussing these areas during the integration process. Until the transaction is completed, Stratasys and Objet remain independent companies and your salary and benefits remain unchanged.

5.       Will this change the 2012 corporate, departmental, or individual objectives and plan?

In the short term (until the merger is closed), it is business as usual and we are EXPECTED to execute to the 2012 plan. That is what we told shareholders we would do. We expect that there will be focused strategic planning for 2013 that looks at the combined enterprise.

6.       What is the structure of the transaction and when will it close? What approvals are required?

Upon closing of the transaction, Stratasys shareholders are expected to own approximately 55 percent and Objet shareholders are expected to own approximately 45 percent of the combined company on a fully diluted basis, using the treasury stock method.

The transaction is subject to, among other things, customary regulatory and shareholder approvals as well as other customary closing conditions. The transaction will be taxable to Stratasys shareholders and tax-free to Objet shareholders.

7.       What will the combined company be called? Where will the headquarters be?

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The combined company will retain the Stratasys name.

The combined company will maintain dual headquarters in Eden Prairie, MN and Rehovot, Israel.

8.       Who will lead the combined company?

Scott Crump will become full-time chairman of the combined company. David Reis, current chief executive officer of Objet, will become CEO of the combined company. Tom and Bob are both expected to have significant roles in the combined organization.

Elchanan Jaglom, the current chairman of Objet, will serve as chairman of the executive committee of the combined company. Upon completion of the transaction Scott Crump and Elchanan Jaglom will continue to jointly provide visionary leadership for the combined company.

The board of directors of the combined company will be comprised of nine directors, with four seats contributed by Stratasys and 4 seats contributed by Objet. One additional director will be nominated by Stratasys and approved by Objet.

9.       What are the integration plans?

We have assembled an integration planning team comprised of leaders from both companies to address how we can best utilize each company’s strengths to bring the two together as seamlessly as possible. Given the highly complementary nature of our businesses and our similar corporate cultures, we expect a smooth transition, but it will be a lot of hard work. We need your support.

10.    When will the merger be completed? What can Stratasys employees expect in the interim?

We expect the merger to be completed in in the third quarter of this year, following receipt of customary regulatory and shareholder approvals. Until the transaction closes, both companies MUST continue to operate separately and it will remain business as usual at Stratasys.

11.    What technology does Objet use in building 3D models?

Objet’s PolyJet™ Technology uses inkjet-based 3D printing technology, which is differentiated in its ability to scale and deliver high-resolution and multi-material printing. Objet offers the only 3D printing systems that deposit two materials simultaneously, enabling the printing of models with a broad range of physical attributes, including building models that have both rigid and flexible materials in a single part. They also offer a wide variety of office-friendly resin consumables and biocompatible materials for medical applications.

12.    What are Objet’s revenues? Net income?

In 2011, Objet generated revenues of $121 million and net income of $15 million.

13.    What markets does Objet serve? What is its reputation in the market?

Companies using Objet’s solutions can be typically found in sectors like consumer goods and electronics, aerospace and defense, automotive, education, dental, medical and medical devices, architecture, industrial machinery, footwear, sporting goods, toys and service bureaus.  With systems deployed at more than 2,800 customers worldwide, including several of the Fortune 100 and Fortune 500 companies, Objet has an outstanding reputation in the industry.

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14.    When will our customers be notified?

Both our resellers and customers will receive email communications from Stratasys on Monday morning. Tom Stenoien and Scott Crump will be discussing the announcement at the Global Reseller Meeting on in Orlando on Monday and Tuesday.

15.    How will this transaction benefit customers?

This combination brings together two companies that are customer-focused and share a commitment to excellence. Objet’s PolyJet™ Technology complements our impressive FDM and Solidscape® technologies, and we are confident joining forces will enable us to offer an impressive technology portfolio, a broad range of rapid prototyping and direct digital manufacturing applications and the ability to bring exciting new products to the market.

16.    What should I tell customers I talk to?

You should tell that them that this transaction will enable us to better serve them. Together, Stratasys and Objet will offer a comprehensive product and technology portfolio that will address a broader set of applications across multiple industries.

It’s important to emphasize to your customers that the new Stratasys will continue to provide them with the same innovative products and excellent service we always have. Once the transaction is completed, we will be able to offer them an even wider range of products and services.

17.    What should I tell resellers I talk to?

You should tell that them that this transaction will enable us to better serve them. Together, Stratasys and Objet will offer a comprehensive product and technology portfolio that will address a broader set of applications across multiple industries.

It’s important to emphasize to resellers that this should result in new opportunities for our channel partners, as they will be able to market a more robust suite of solutions to meet a wide range of customers’ complex and growing needs.

We would also ask that you please refer resellers to their channel manager if they have additional questions.

18.    Where can I learn more about the merger?

Stratasys and Objet have prepared a detailed presentation and are hosting a conference call and webcast for analysts and investors. To access the materials and to listen to the webcast, there will be a website posted on the SSYS Intranet.

We will continue to post additional questions and answers to the FAQ as we start the process of integration. You can find the FAQ on the SSYS Intranet.

CONFIDENTIAL

19.    How can I help with the transition?

The most important thing to do is to stay focused on the task at hand and continue serving our customers with the great products and excellent service they have come to expect from Stratasys.

20.    What should I say if contacted by people outside the company?

If you receive any inquiries from the media or other questions from outside Stratasys, please forward them to Shane Glenn, Director of IR at 952.294.3416.

21.    Who can I contact if I have any more questions?

We will make every effort to keep you up to date on important developments throughout this process, but if you do have additional questions, please feel free to reach out to your manager.

Important Information for Investors and Shareholders

In connection with the combination of Objet and Stratasys pursuant to an Agreement and Plan of Merger (the “Merger”), Objet will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement/prospectus of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys will concurrently file the same proxy statement/prospectus with the SEC and will mail it to Stratasys shareholders for purposes of soliciting proxies for voting in favor of approving the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJETAND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials (when they become available) and any other related documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov or via the Stratasys website at www.stratasys.com. Shareholders may also obtain a copy of the SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

Stratasys’ executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Stratasys in connection with the Merger. Information about Stratasys’ executive officers and directors and their ownership of Stratasys common stock will be set forth in Stratasys’ amended Annual Report on Form 10-K for the year ended December 31, 2011, which will be filed with the SEC.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.